Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors of Visa Inc., a Delaware corporation, hereby constitutes and appoints Joseph W. Saunders, Joshua R. Floum and Thomas A. M’Guinness, and each of them, his or her true and lawful attorney-in-fact and agent, each (acting alone and without the other) with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of the undersigned a Registration Statement on Form S-3 of Visa Inc., and to execute in the name and on behalf of the undersigned any and all amendments and supplements thereto, including pre-effective and post-effective amendments, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent (acting alone and without the other), full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as each such attorney-in-fact and agent, in his sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ HANI AL-QADI Hani Al-Qadi	Director	May 5, 2009

/S/ THOMAS J. CAMPBELL Thomas J. Campbell	Director	May 5, 2009

/S/ GARY P. COUGHLAN Gary P. Coughlan	Director	May 5, 2009

/S/ MARY B. CRANSTON Mary B. Cranston	Director	May 5, 2009

/S/ CHARLES T. DOYLE Charles T. Doyle	Director	May 5, 2009

/S/ FRANCISCO JAVIER FERNANDEZ-CARBAJAL Francisco Javier Fernandez-Carbajal	Director	May 5, 2009

/S/ PETER HAWKINS Peter Hawkins	Director	May 5, 2009

Signature	Title	Date

/S/ SUZANNE NORA JOHNSON Suzanne Nora Johnson	Director	May 5, 2009

/S/ ROBERT W. MATSCHULLAT Robert W. Matschullat	Director	May 5, 2009

/S/ DAVID I. MCKAY David I. McKay	Director	May 5, 2009

/S/ CATHY ELIZABETH MINEHAN Cathy Elizabeth Minehan	Director	May 5, 2009

/S/ DAVID J. PANG David J. Pang	Director	May 5, 2009

/S/ CHARLES W. SCHARF Charles W. Scharf	Director	May 5, 2009

/S/ SEGISMUNDO SCHULIN-ZEUTHEN Segismundo Schulin-Zeuthen	Director	May 5, 2009

/S/ WILLIAM S. SHANAHAN William S. Shanahan	Director	May 5, 2009

/S/ JOHN A. SWAINSON John A. Swainson	Director	May 5, 2009